Exhibit 4.2

Fourth Supplemental Indenture — 6 ¼% Senior Notes due 2015

FOURTH SUPPLEMENTAL INDENTURE, dated as of March 6, 2009 (the “Fourth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, WW Project Seller, LLC (the “Additional Guarantor”) and HSBC Bank USA, National Association, as trustee (the “Successor Trustee”), under the Indenture (as defined below).  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and Wells Fargo Bank, National Association (the “Prior Trustee”) are parties to that certain Indenture dated as of March 10, 2005 (the “Indenture”) pursuant to which the Company issued its 6 ¼% Senior Notes 2015 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Successor Trustee was appointed the trustee under the Indenture to replace the Prior Trustee pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated and effective as of May 27, 2008, by and among the Issuer, the Prior Trustee and the Successor Trustee;

WHEREAS, the Issuer, the Guarantors thereto, California Urban Builders, Inc., California Urban Homes, LLC and the Prior Trustee are parties to the First Supplemental Indenture, dated as of April 18, 2005 pursuant to which California Urban Builders, Inc. and California Urban Homes, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, Greater Homes, Inc., Greater Interiors, LLC and the Prior Trustee are parties to the Second Supplemental Indenture, dated as of September 22, 2005, pursuant to which Greater Homes, Inc. and Greater Interiors, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Texas, LLC, Meritage Homes Operating Company, LLC and the Prior Trustee are parties to the Third Supplemental Indenture, dated as of July 10, 2007, pursuant to which Meritage Homes of Texas, LLC and Meritage Homes Operating Company, LLC were added as Guarantors;

WHEREAS, pursuant to Section 4.13 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;

WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;

WHEREAS, the Issuer and the Successor Trustee desire to have the Additional Guarantor enter into this Fourth Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantor desires to enter into this Fourth Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;

WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, by entering into this Fourth Supplemental Indenture, the Successor Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantor (as now in effect) necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantor and the Successor Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1.             Additional Guarantor as Guarantor.  As of the date hereof and pursuant to this Fourth Supplemental Indenture, the Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

2.             Compliance with and Fulfillment of Condition of Section 4.13.  The execution and delivery of this Fourth Supplemental Indenture by the Additional Guarantor (along with such documentation relating thereto as the Successor Trustee shall require) fulfills the obligations of the Issuer under Section 4.13 of the Indenture.

3.             Construction.  For all purposes of this Fourth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular Section hereof.

4.             Trustee Acceptance.  The Successor Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended.  Without limiting the generality of the foregoing, the Successor Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.

5.             Indenture Ratified.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6.             Holders Bound.  This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Successors and Assigns.  This Fourth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.             Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

9.             Governing Law.  This Fourth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Issuer, the Additional Guarantor and the Successor Trustee have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

ADDITIONAL GUARANTOR:

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

TRUSTEE:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Its:

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MTH GOLF

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

CALIFORNIA URBAN BUILDERS, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer